As filed with the Securities and Exchange Commission on November 16, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	3842 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

3 Hatnufa Street, Floor 6

Yokneam Ilit, Israel, 2069203

+972.4.959.0123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ReWalk Robotics, Inc.

200 Donald Lynch Blvd

Marlborough, MA 01752

(508) 251-1154

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Colin J. Diamond White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Aaron M. Lampert, Adv. Ephraim Peter Friedman, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv 6789141, Israel Tel: +972 (3) 608-9999	Phyllis G. Korff, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Tel: (212) 735-3000	Clifford M.J. Felig, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: +972 (3) 610-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-220545

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1) (2)	AMOUNT OF REGISTRATION FEE
Ordinary Shares, par value NIS 0.01 per share	$1,380,000	$171.81

(1) ReWalk Robotics Ltd., or the Company, previously registered ordinary shares with a proposed maximum aggregate offering price of $6,900,000 in post-effective amendment no. 1 to its registration statement on Form S-1 (File No. 333-220545), which post-effective amendment was declared effective by the Securities and Exchange Commission on November 9, 2017. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, or the Securities Act, the additional $1,380,000 proposed maximum aggregate offering price, which is no more than 20% of the maximum aggregate offering price of the ordinary shares eligible to be sold under the registration statement on Form S-1 (File No. 333-220545), is hereby registered. The aggregate offering price of the ordinary shares registered includes ordinary shares that the underwriter of the offering (as described in post-effective amendment no. 1 to the registration statement on Form S-1 (File No. 333-220545)) may purchase pursuant to its option to purchase additional ordinary shares.

(2) The registration fee is calculated pursuant to Rule 457(o) under the Securities Act.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT

ON FORM S-1, FILE NO. 333-220545

ReWalk Robotics Ltd., or the Company, incorporates by reference into this registration statement on Form S-1 the entirety of its previously-filed registration statement on Form S-1 (File No. 333-220545), as amended, including pursuant to post-effective amendment no. 1 thereto, or the Prior Registration Statement. The Securities and Exchange Commission, or the SEC, declared post-effective amendment no. 1 to the Prior Registration Statement effective on November 9, 2017. The incorporation by reference of the Prior Registration Statement includes all documents incorporated or deemed to be incorporated by reference into the Prior Registration Statement and all exhibits thereto.

This registration statement on Form S-1 includes the facing page, this page, the signature page, an exhibit index and the consent of the Company’s independent registered public accounting firm, and incorporates by reference an opinion of counsel regarding the legality of the ordinary shares being registered and the related consent filed with the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, State of Massachusetts on November 16, 2017.

REWALK ROBOTICS LTD.
By:	/s/ Kevin Hershberger
Name: Kevin Hershberger
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date
*	Director and Chief Executive Officer	November 16, 2017
Larry Jasinski	(Principal Executive Officer)

/s/ Kevin Hershberger	Chief Financial Officer	November 16, 2017
Kevin Hershberger	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board	November 16, 2017
Jeff Dykan

*	Director	November 16, 2017
Wayne B. Weisman

*	Director	November 16, 2017
Yasushi Ichiki

*	Director	November 16, 2017
Aryeh Dan

*	Director	November 16, 2017
Glenn Muir

*	Director	November 16, 2017
Dr. John William Poduska

*	Director	November 16, 2017
Deborah DiSanzo

*	Director	November 16, 2017
Peter Wehrly

*By:	/s/ Kevin Hershberger	November 16, 2017
Name: Kevin Hershberger, as Attorney-in-Fact

REWALK ROBOTICS, INC.	Authorized Representative in the United States

By:	/s/ Kevin Hershberger	November 16, 2017
Name: Kevin Hershberger
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description
5.1	Opinion of Goldfarb Seligman & Co., Israeli counsel to the Company, as to the validity of the ordinary shares (including consent) (incorporated by reference to Exhibit 5.1 to post-effective amendment no. 1 to the registration statement on Form S-1 (File No. 333-220545), filed with the SEC on November 6, 2017).
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited.†
24.1	Power of Attorney (included in the signature page to the registration statement on Form S-1 (File No. 333-220545), filed with the SEC on September 20, 2017).
† Filed herewith.